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  M A N A T T
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  P H E L P S
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 P H I L L I P S
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ATTORNEYS AT LAW



September 7, 1999

Board of Directors
Pelican Financial, Inc.
315 East Eisenhower
Ann Arbor, Michigan  48108

       Re:    Registration Statement Under the Securities Act of 1933
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Ladies and Gentlemen:

       This opinion is rendered in connection with the Registration Statement on Form S-1 filed with the Securities and Exchange Commission under the Securities Act of 1933 relating to the offer and sale of up to 1,380,000 shares of common stock, par value $0.01 per share (the "Common Stock"), of Pelican Financial, Inc. (the "Company"), a warrant to purchase 60,000 shares of common stock (the "Warrant") and the 60,000 shares of common stock to be issued upon exercise of the Warrant. As counsel to the Company, we have reviewed the corporate proceedings relating to the offering and such other legal matters as we have deemed appropriate for the purpose of rendering this opinion.

       Based on the foregoing, we are of the opinion that:

       1. The shares of Common Stock of the Company covered by the aforesaid Registration Statement have been duly authorized and when issued in accordance with the terms of the offering against full payment therefor, will be legally issued, fully paid, and non-assessable shares of Common Stock of the Company.

       2. The issuance and sale of the Warrant is duly authorized and when issued and delivered against payment therefor as provided in the Underwriting Agreement and Warrant Agreement filed as exhibits to the Registration Statement, will be legally issued by the Company, fully paid, and nonassessable.

       3. The shares of Common Stock issuable on exercise of the Warrant have been duly authorized and when issued and delivered on exercise of the Warrant in accordance with the terms of the Warrant Agreement, will be legally issued, fully paid and nonassessable shares of Common Stock of the Company.

       This opinion is given as of the date hereof and we assume no obligation to advise you of changes that may hereafter be brought to our attention.

                          MANATT PHELPS & PHILLIPS, LLP
          1501 M Street N. W., Suite 700, Washington, D.C. 20005 - 1702
                         202-463-4300 - FAX 202-463-4394
             Los Angeles - Menlo Park - Nashville - Washington, D.C.

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MANATT, PHELPS & PHILLIPS, LLP


Board of Directors
Pelican Financial, Inc.
September 7, 1999
Page 2



       We hereby consent to the use of this opinion and to the reference to our firm appearing in the Company's Prospectus under the heading "Legal Matters." We also consent to any references to our legal opinion referred to under the aforementioned heading in the Prospectus.



                                       Manatt, Phelps & Phillips, LLP

                                       /s/ Manatt, Phelps & Phillips, LLP